EXHIBIT 10.18
Vanda Pharmaceuticals Inc.
Employment Agreement
          This Employment Agreement (this “Agreement”) is entered into as of July 6, 2006 by and between Paolo Baroldi (the “Executive”) and Vanda Pharmaceuticals Inc., a Delaware corporation (the “Company”).
          1. Duties and Scope of Employment.
               (a) Position. For the term of his employment under this Agreement (“Employment”), the Company agrees to employ the Executive in the position of Senior Vice President and Chief Medical Officer. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Company’s Chief Executive Officer. The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities normally inherent in such position and such other duties and responsibilities as the Board shall from time to time reasonably assign to him.
               (b) Obligations to the Company. During the term of his Employment, the Executive shall devote his full business efforts and time to the Company. During the term of his Employment, without the prior written approval of the Company’s board of directors (the “Board”), the Executive shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation. The Executive shall comply with the Company’s policies and rules, as they may be in effect from time to time during the term of his Employment.
               (c) No Conflicting Obligations. The Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person or entity. The Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employers.
          2. Cash and Incentive Compensation.
               (a) Salary. The Company shall pay the Executive as compensation for his services a base salary at a gross annual rate of $250,000. Such salary shall be payable in accordance with the Company’s standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as “Base Compensation.”)

               (b) Incentive Bonuses. The Executive shall be eligible for an annual incentive bonus with a target amount equal to 25% of his Base Compensation (the “Annual Target Bonus”). Such bonus (if any) shall be awarded based on objective or subjective criteria established in advance by the Board. Any bonus for the fiscal year in which Executive’s employment begins will be prorated, based on the number of days Executive is employed by the Company during that fiscal year. The bonus for a fiscal year will be paid after the Company’s books for that year have been closed and will be paid only if Executive is employed by the Company at the time of payment. The determinations of the Board with respect to such bonus shall be final and binding.
               (c) Signing Bonus. The Company shall pay the Executive a signing bonus of $30,000 in the first pay period after the commencement of his Employment.
               (d) Relocation. The Company shall reimburse the reasonable expenses, not to exceed $20,000, that the Executive incurs in moving himself, his family and his household to the Rockville area.
               (e) Stock Options. Subject to the approval of the Compensation Committee of the Board, the Company shall grant the Executive an option covering 60,427 shares of the Company’s Common Stock. Such option shall be granted as soon as reasonably practicable after commencement of Employment. The per-share exercise price of such option shall be equal to the fair market value of one share of the Company’s Common Stock on the later of (i) the closing of the last trading day prior to date of the Board (or Compensation Committee) meeting or written consent approving such option or (ii) the date your service to the Company commences. The term of such option shall be 10 years, subject to earlier expiration in the event of the termination of the Executive’s Employment. The option shall vest and become exercisable for 25% of the option shares after the first 12 months of Executive’s continuous service and for the remaining option shares in equal monthly installments over the next three years of continuous service. The vested and exercisable portion of the option shall be determined by adding 24 months to the Executive’s actual period of service if, after a Change in Control (as defined in the 2006 Equity Incentive Plan (the “Plan”)), the Executive is subject to an Involuntary Termination (as defined in the Plan). The grant of such option shall be subject to the other terms and conditions set forth in the Plan and the Company’s form stock option agreement.
          3. Vacation and Employee Benefits. During the term of his Employment, the Executive shall be eligible for 20 paid vacation days each year in accordance with the Company’s standard policy for similarly situated employees, as it may be amended from time to time. During the term of his Employment, the Executive shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.
          4. Business Expenses. During the term of his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.
          5. Term of Employment.
               (a) Basic Rule. The Company agrees to continue the Executive’s Employment, and the Executive agrees to remain in Employment with the Company, from the date of this Agreement until the date the Executive’s Employment terminates pursuant to Subsection (b) below. The Executive’s Employment with the Company shall be “at will,” meaning that either the Executive or the Company may terminate the Executive’s Employment at any time, with or without cause. Any contrary representations which may have been made to the Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Executive and the Company on the “at will” nature of the Executive’s Employment, which may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company (other than Executive).
               (b) Termination. The Company may terminate the Executive’s Employment at any time and for any reason (or no reason), and with or without cause, by giving the Executive 14 days’ advance notice in writing. The Executive may terminate his Employment by giving the Company 14 days’ advance notice in writing. The Executive’s Employment shall terminate automatically in the event of his death.
               (c) Rights Upon Termination. Except as expressly provided in Section 6, upon the termination of the Executive’s Employment pursuant to this Section 5, the Executive shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Executive.
               (d) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Executive’s obligations under Section 7.
          6. Termination Benefits.
               (a) General Release. Any other provision of this Agreement notwithstanding, Subsections (b) and (c) below shall not apply unless the Executive (i) has executed a general release (in a form prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims, and (iii) has returned all property of the Company in the Executive’s possession.
               (b) Severance Pay. If, during the term of this Agreement, the Company terminates the Executive’s Employment for any reason other than Cause or Permanent Disability, or the Executive terminates his Employment for Good Reason, then the Company shall pay the Executive:
                    (i) Base Compensation. His Base Compensation for a period

of 12 months following the termination of his Employment (the “Continuation Period”). Such Base Compensation shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company’s standard payroll procedures.
                    (ii) Bonus Compensation. A bonus (the “Severance Bonus”) in an amount determined as follows:
                         (A) If the Executive’s Employment is terminated prior to the first anniversary of the date of this Agreement, the Severance Bonus shall be equal to a pro-rata portion of the anticipated first-year Annual Target Bonus as determined by the Board in good faith.
                         (B) If the Executive’s Employment is terminated on or following the first anniversary of the date of this Agreement and prior to the third anniversary of the date of this Agreement, the Severance Bonus shall be equal to the greater of (I) the most recent Annual Target Bonus and (II) the average of Annual Target Bonuses awarded for the prior years.
                         (C) If the Executive’s Employment is terminated on or following the third anniversary of the date of this Agreement, the Severance Bonus shall be equal to the greater of (I) the most recent Annual Target Bonus and (II) the average of Annual Target Bonuses awarded for the prior three years.
Such Severance Bonus shall be payable in accordance with the Company’s standard payroll procedures. However, the amount of the salary continuation payments under this Subsection (b) shall be reduced by the amount of any severance pay or pay in lieu of notice that the Executive receives from the Company under a federal or state statute (including, without limitation, the Worker Adjustment and Retraining Notification Act). The severance payments under this Subsection (b) shall in no event commence prior to the earliest date permitted by Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). If the commencement of such severance payments must be delayed, as determined by the Company, then the deferred installments shall be paid in a lump sum on the earliest practicable date permitted by Section 409A(a)(2) of the Code.
               For purposes of the foregoing:
               “Cause” shall mean (i) an unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) a material breach of any agreement between Executive and the Company; (iii) a material failure to comply with the Company’s written policies or rules; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof; (v) gross negligence or willful misconduct which causes material harm to the Company; or (vi) a continued failure to perform assigned duties after receiving written notification of such failure from the Board.
               “Good Reason” shall mean any of the following events, if such event occurs without the Executive’s consent: (i) the Executive’s receipt of notice that his principal workplace will be relocated more than 30 miles; (ii) a reduction in the Executive’s base salary by more than 10%, unless pursuant to a Company-wide reduction affecting all employees proportionately; or (iii) a change in Executive’s position with the Company that materially reduces his level of authority or responsibility.
               (c) Health Insurance. If Subsection (b) above applies, and if the Executive elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the termination of his Employment, then the Company shall pay the Executive’s monthly premium under COBRA until the earliest of (i) the close of the Continuation Period, (ii) the expiration of the Executive’s continuation coverage under COBRA and (iii) the date the Executive is offered substantially equivalent health insurance coverage in connection with new employment.
               (d) Definition of “Permanent Disability.” For all purposes under this Agreement, “Permanent Disability” shall mean the Executive’s inability to perform the essential functions of the Executive’s position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment.
          7. Non-Solicitation, Non-Disclosure and Non-Competition. The Executive has entered into a Proprietary Information and Inventions Agreement with the Company, which agreement is incorporated herein by this reference.
          8. Successors.
               (a) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which becomes bound by this Agreement.
               (b) Executive’s Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
          9. Miscellaneous Provisions.
               (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
               (b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
               (c) Whole Agreement. This Agreement supersedes the offer letter dated March 9, 2006. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof.
               (d) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law. The Company shall not have a duty to design its compensation policies in a manner that minimizes the Executive’s tax liabilities, and the Executive shall not make any claim against the Company or the Board related to tax liabilities arising from the Executive’s compensation.
               (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland (except their provisions governing the choice of law).
               (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.
               (g) Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Executive’s Employment or the termination thereof, shall be settled in the State of Maryland, by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Executive shall share equally all fees and expenses of the arbitrator. The Executive hereby consents to personal jurisdiction of the state and federal courts located in the State of Maryland for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants. This arbitration provision does not apply to (a) workers’ compensation or unemployment insurance claims or (b) claims concerning the validity, infringement or enforceability of any trade secret, patent right, copyright or any other trade secret or intellectual property held or sought by either Executive or the Company (whether or not arising under the Proprietary Information and Inventions Agreement between Executive and the Company).
               (h) No Assignment. This Agreement and all rights and obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.
               (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date first written above.

Paolo Baroldi

Vanda Pharmaceuticals Inc.

By:

Title:

EXHIBIT A TO THE EMPLOYMENT AGREEMENT
PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
     Effective as of July 6, 2006, the following confirms an agreement between Vanda Pharmaceuticals Inc., a Delaware corporation (the Company) and the individual identified on the signature page to this Agreement. This Agreement is a material part of the consideration for my employment by the Company. In exchange for the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. NO CONFLICTS. I have not made and agree not to make any agreement, oral or written, that is in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or the rights of any third party. When acting within the scope of my employment (or otherwise on behalf of the Company), I will not use or disclose my own or any third party’s confidential information or intellectual property (collectively, Restricted Materials), except as expressly authorized by the Company in writing. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.
2. INVENTIONS.
     a. Definitions. Intellectual Property Rights means any and all patent rights, copyright rights, trade secret rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world (including any application therefor). Invention means any idea, concept, discovery, invention, development, technology, work of authorship, trade secret, software, firmware, tool, process, technique, know-how, data, plan, device, apparatus, specification, design, algorithm, program, code, documentation or other material or information, tangible or intangible, whether or not it may be patented, copyrighted or otherwise protected (including all versions, modifications, enhancements and derivative works thereof).
     b. Assignment. To the fullest extent under applicable law, the Company shall own all right, title and interest in and to all Inventions (including all Intellectual Property Rights therein or related thereto) that are made, conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company and which arise out of research or other activity conducted by, for or under the direction of the Company (whether or not conducted at the Company’s facilities, during working hours or using Company assets), or which are useful with or relate directly or indirectly to any Company Interest (meaning any product, service, other Invention or Intellectual Property Right that is sold, leased, used or under consideration or development by the Company). I will promptly disclose and provide all of the foregoing Inventions (the Assigned Inventions) to the Company. I hereby make and agree to make all assignments to the Company necessary to accomplish the foregoing ownership. Assigned Inventions shall not include any Invention (i) that I develop entirely on my own time, (ii) without use of any Company assets and (iii) which is not useful with and does not relate to any Company Interest.
     c. Assurances. I will further assist the Company, at its expense, to evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company as my agent and attorney-in-fact to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me.
     d. Other Inventions. If I wish to clarify that something created by me prior to my employment that relates to the Company’s actual or proposed business is not within the scope of this Agreement, I have listed it on Appendix A. If (i) I use or disclose any Restricted Materials when acting within the scope of my employment (or otherwise on behalf of the Company), or (ii) any Assigned Invention cannot be fully made, used, reproduced or otherwise exploited without using or violating any Restricted Materials, I hereby grant and agree to grant to the Company a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such Restricted Materials and Intellectual Property Rights therein. I will not use or disclose any Restricted Materials for which I am not fully authorized to grant the foregoing license.
     e. Moral Rights. To the extent allowed by applicable law, the terms of this Section 2 include all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as moral rights, artist’s rights, droit moral or the like (collectively, Moral Rights). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratification, consent or agreement from time to time as requested by the Company.
3. PROPRIETARY INFORMATION. I agree that all Assigned Inventions and all other financial, business, legal and technical information, including the identity of and information relating to the Company’s employees, Affiliates and Business Partners (as such terms are defined below), which I develop, learn or obtain during my employment or that are received by or for the Company in confidence, constitute Proprietary Information. I will hold in strict confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. Proprietary Information will not include information that I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (a) my compensation records, (b) materials distributed to shareholders generally and (c) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s networks, telecommunications systems or information processing systems (including, without limitation, stored computer files, electronic mail messages and voice messages), and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.
4. RESTRICTED ACTIVITIES. For the purposes of this Section 4, the term Company includes the Company and all other persons or entities that control, are controlled by or are under common control with the Company (Affiliates).
     a. Definitions. Any Capacity includes, without limitation, to (i) be an owner, founder, shareholder, partner, member, advisor, director, consultant, contractor, agent, employee, affiliate or co-venturer, (ii) otherwise invest, engage or participate in, (iii) be compensated by or (iv) prepare to be or do any of the foregoing or assist any third party to do so; provided, Any Capacity will not include being a holder of less than one percent (1%) of the outstanding equity of a public company. Business Partner means any past, present or prospective customer, vendor, supplier, distributor or other business partner of the Company with which I have contact during my employment. Cause means to recruit, employ, retain or otherwise solicit, induce or influence (or to attempt to do so). Solicit means to (i) service, take orders from or solicit the business or patronage of any Business Partner for myself or any other person or entity, (ii) divert, entice or otherwise take away from the Company the business or patronage of any Business Partner, or to attempt to do so, or (iii) to solicit, induce or encourage any Business Partner to terminate or reduce its relationship with the Company.
     b. Acknowledgments. I acknowledge and agree that (i) the Company’s business is highly competitive, secrecy of the Proprietary Information is of the utmost importance to the Company and I will learn and use Proprietary Information in performing my work for the Company and (ii) my position may require me to establish goodwill with Business Partners and employees on behalf of the Company and such goodwill is extremely important to the Company’s success.
     c. As an Employee. During my employment with the Company, I will not directly or indirectly: (i) Cause any person to leave their employment with the Company (other than terminating subordinate employees in the course of my duties for the Company); (ii) Solicit any Business Partner; or (iii) act in

Any Capacity in or with respect to any commercial activity which competes or is reasonably likely to compete with any business that the Company conducts, or demonstrably anticipates conducting, at any time during my employment (a Competing Business).
     d. After Termination. For the period of 24 months immediately following termination of my employment with the Company (for any or no reason, whether voluntary or involuntary), I will not directly or indirectly: (i) Cause any person to leave their employment with the Company; or (ii) Solicit any Business Partner; or (iii) act in Any Capacity in or with respect to any Competing Business located within the State of Maryland, the rest of the United States, or anywhere else in the world.
     e. Enforcement. I understand that the restrictions set forth in this Section 4 are intended to protect the Company’s interest in its Proprietary Information and established relationships and goodwill with employees and Business Partners, and I agree that such restrictions are reasonable and appropriate for this purpose. If at any time any of the provisions of this Section 4 are deemed invalid or unenforceable or are prohibited by the laws of the state or place where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement. The Company and I agree that the provisions of this Section 4, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included.
5. EMPLOYMENT AT WILL. I agree that this Agreement is not an employment contract for any particular term. I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. This Agreement does not purport to set forth all of the terms and conditions of my employment, and as an employee of the Company, I have obligations to the Company which are not described in this Agreement. However, the terms of this Agreement govern over any such terms that are inconsistent with this Agreement, and supersede the terms of any similar form that I may have previously signed. This Agreement can only be changed by a subsequent written agreement signed by the President of the Company (or authorized designee).
6. SURVIVAL. I agree that my obligations under Sections 2, 3 and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason, and whether such termination is voluntary or involuntary, and that the Company is entitled to communicate my obligations under this Agreement to any of my potential or future employers. My obligations under Sections 2, 3 and 4 also shall be binding upon my heirs, executors, assigns and administrators, and shall inure to the benefit of the Company, its Affiliates, successors and assigns. This Agreement may be freely assigned by the Company to any third party.
7. GOVERNING LAW; REMEDIES. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Maryland without regard to the conflict of laws provisions thereof. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. Unless expressly provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable. I also understand that any breach or threatened breach of this Agreement will cause irreparable harm to the Company for which damages would not be a adequate remedy, and, therefore, the Company will be entitled to injunctive relief with respect thereto (without the necessity of posting any bond) in addition to any other remedies.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

VANDA PHARMACEUTICALS INC.

By:

Name:

Title:
EMPLOYEE

By:

Name:	Dr. Paolo Baroldi

Address:

Appendix A
PRIOR MATTERS
None.